Exhibit 99.1

AiRWA Inc. Announces 1-for-40 Reverse Split

Smyrna, Delaware — May 14, 2026 (GLOBE NEWSWIRE) — AiRWA Inc. (Nasdaq: YYAI) (the “Company”) announces that, as previously approved by the stockholders of the Company, it will implement a 1-for-40 reverse stock split of its outstanding shares of common stock (the “Reverse Split”), effective at the opening of trading on May 18, 2026.

On April 17, 2026, in the 2026 annual meeting of stockholders, the stockholders approved one or more reverse stock splits of our common stock over the course of the next two years at a ratio within a range of 1-for-40 to 1-for-800, with the specific ratio and date of any such reverse stock split to be determined by the Board of Directors. The Company’s Board of Directors approved the reverse stock split at the ratio of 1-for-40.

Following the Reverse Split, every 40 shares of issued and outstanding common stock will automatically be combined and converted into one share. This consolidation will reduce the number of shares of the Company’s outstanding common stock from approximately 42,142,432 to approximately 1,053,561. No fractional shares will be issued. Instead, stockholders will receive a rounded up whole share in place of any fractional share that would have been created by the Reverse Split. ClearTrust, LLC will act as the exchange agent for the Reverse Split and will provide stockholders with a transaction statement that reflects their post-split shareholdings. The number of authorized shares of common stock and the par value per share will remain unchanged. The Company’s common stock will continue trading under the same Nasdaq ticker symbol (YYAI), with a new CUSIP number, 831445606.

The reverse stock split will not affect the number of authorized shares of Common Stock or the par value of the Common Stock. The reverse stock split will not modify any rights or preferences of the shares of the Company’s Common Stock. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, and warrants, as well as to the number of shares issued and issuable under the Company’s equity incentive plans. The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable.

About YYAI

AiRWA Inc. (Nasdaq: YYAI) is an AI-specialist company providing end-to-end full-cycle services designed to empower enterprises to transition seamlessly from raw data to intelligent applications through a closed-loop system of data generation, model refinement, and operational feedback. Through its majority-owned subsidiary, Yuanyu Enterprise Management Co., Limited, AiRWA also owns advanced patents and proprietary technology licensed to partners worldwide, enabling localized digital matchmaking and other technology solutions. The company is driving innovation in digital finance through the planned AiRWA Exchange, which will focus on the tokenization of real-world assets (RWA), particularly tokenized U.S. stocks.

YYAI Contact Information

Email: info@yuanyuenterprise.com

Website: www.yuanyuenterprise.com

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on current plans, estimates, and expectations, and involve inherent risks and uncertainties. Actual results may differ materially due to various factors, including:

●	volatility related to the Company’s relatively low public float;
●	the effects of prior acquisitions and divestitures on current and future business operations;
●	strategic and operational uncertainties;
●	risks associated with potential litigation, financing transactions, or acquisitions;
●	macroeconomic, competitive, legal, regulatory, tax, and geopolitical factors; and
●	other risks detailed in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2025.

Forward-looking statements speak only as of the date they are made. Neither the Company nor any other person undertakes to update any forward-looking statements, except as required by law.